WAIVER


     AGREEMENT, dated as of March 19, 1997 by and among Walsh
Greenwood & Co. ("Lender"), Signal Apparel Company, Inc., The
Shirt Shed, Inc. and American Marketing Works, Inc. (collectively
"Borrowers").

     WHEREAS, Lender and Borrowers entered a Credit Agreement dated as of March 31, 1995, as amended by a First Amendment to Credit Agreement dated as of August 10, 1995 (the "Credit Agreement") by which Borrowers have borrowed from Lenders approximately $32 million;

     WHEREAS, the Lender purchased the Tranche A and Tranche B notes totaling $6.5 million plus accrued interest from Nations
Bank and have sole control over those notes and the Company's liability herein;

     WHEREAS, Borrowers have defaulted and anticipate that they may become or continue in default under certain provisions of the Credit Agreement, in particular the payment of interest pursuant to Section 2.5 of the Credit Agreement as well as the Tranche A and Tranche B notes;

     WHEREAS, Borrowers have requested of Lender a waiver of any default under the Credit Agreement as well as the Tranche A and Tranche B notes which may exist currently or which may arise prior to January 1, 1998, subject to the terms hereof; and

     WHEREAS, Borrower have requested of Lender an extension of due dates on Tranchee A and Tranchee B notes to January 1, 1998.

     NOW, THEREFORE, for and in consideration of the foregoing, the sufficiency of which is acknowledged, the parties agree as follows:

     1. Lender hereby waives any default by Borrowers of its payment obligations and of its financial representations and warranties under the Credit Agreement, including its affirmative covenants to maintain payments to senior lenders and to comply with certain financial covenants pursuant to Section 7.3 and 8.13, respectively, of the Credit Agreement, which defaults currently exist or may arise prior to January 1, 1998, subject in all respects to the terms and conditions of Paragraphs 3 and 4 hereof. In particular, the foregoing waiver shall include those Events of Default described in Sections 9(a), (c), (d) and (h) of the Credit Agreement. The foregoing waiver shall apply equally to Borrowers' obligation under the Note executed in connection with the Credit Agreement.

     2. The Lender extends the Borrowers' payment obligations on the Tranche A and Tranche B notes formerly owned by Nations Bank and purchase by Walsh Greenwood & Co. to January 1, 1998, as well as, waives any default through such time by the Borrowers of its interest payment obligations.

     3. The foregoing waiver shall in no respect relieve Borrowers from the right of Lenders to accrue late payment penalties or interest pursuant to Section 2.5(a) of the Credit Agreement, nor shall it apply to the Affirmative Covenants of
Section 7 or the Negative Covenants of Section 8, other than Sections 7.3 and 8.13 and those covenants which pertain solely to the payment of money to Lender or the Borrowers' senior lenders. In particular, this agreement and the foregoing waiver shall become null, void and of no effect upon the occurrence of the Event of Default described in section 9(e) and (f) of the Credit Agreement or upon the exercise by any of Borrowers' senior lenders of any rights in and to the Collateral, as defined in the Credit Agreement.

     4. Upon entering the Credit Agreement, Lender and Borrowers also executed an Intercreditor Agreement, dated as of March 31, 1995, with BNY Financial Corporation and Greyrock Capital Group, Inc., and this Waiver is granted pursuant to
Section 4.7 of such Agreement. To the extent that the existence of this Wavier should adversely affect Lender's rights under such Intercreditor Agreement or cause the other parties to such Agreement to obtain additional rights in and to the Collateral, as defined in the Credit Agreement, then this Wavier shall immediately become null, void and of no effect.

     5. This Wavier in no respect shall constitute an amendment of the Credit Agreement but merely shall be a temporary waiver by Lender of its rights to exercise its powers thereunder. All terms of the Credit Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF the parties have caused this Waiver to be executed on the day and date first above written.

SIGNAL APPAREL COMPANY, INC.

BY: /s/ William H. Watts
   --------------------------


THE SHIRT SHED, INC.

BY: /s/ William H. Watts
   --------------------------


AMERICAN MARKETING WORKS, INC.

BY: /s/ William H. Watts
   --------------------------


WALSH GREENWOOD & CO.

BY: /s/ Paul R. Greenwood
   --------------------------